UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 19, 2014 (November 13, 2014)

FlexShopper, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-52589	20-5456087
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

10801 Johnston Road, Suite 210 Charlotte, NC	28226
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(866) 789-3863

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

On November 13, 2014, T. Scott King joined the Company as an independent board member. From April 2014 through September 2014, Mr. King served as Interim Chief Executive Officer of Gordmans Stores, Inc. (traded on NASDAQ under the symbol GMAN), an Omaha based apparel and home décor retailer with 99 stores. Mr. King has also served as Gordmans Chairman of the Board. From 2003 through 2014, Mr. King served as Senior Managing Director of Operations of Sun Capital Partners, a Boca Raton based private equity firm with an excess of $10 billion under management. From 1999 through 2003, he served as President and Chief Executive Officer of Waterlink Inc. (traded on the NASDAQ under the symbol WLK), an Ohio based, international provider of water and waste water solutions. Prior to that time he was employed for approximately 20 years with Sherwin-Williams Company, an international manufacturer and retailer of paint and coatings. Mr. King served on the Board of Directors of The Limited, ShopKo, Furniture Brands Inc. and Boston Market. He also serves on the Board of Advisors of State University of NY at Oswego, School of Business, where he received his B.A. Degree in Business.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FlexShopper, Inc.

November 19, 2014	By:	/s/ Brad Bernstein
Brad Bernstein, President and Chief Financial Officer

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